EXETER FUND, INC.
                               RESTATED SCHEDULE A
                                  FEE SCHEDULE
                             DATED NOVEMBER 20, 2003

     The following is a restatement to the existing Investment Advisory Agreement fee schedule between the Exeter Fund, Inc. (formerly known as the Manning & Napier Fund, Inc.) and Manning & Napier Advisors, Inc.:

SERIES                              PERCENTAGE

Small Cap Series                         1.00%
Technology Series                         1.00%
Commodity Series                         1.00%
High Yield Bond Series                    1.00%
     (formerly Financial Services Series)
International Series                    1.00%
Life Sciences Series                    1.00%
Global Fixed Income Series               1.00%
Pro-Blend Moderate Term Series               1.00%
     (formally Blended Asset Series I)
Pro-Blend Extended Term Series               1.00%
     (formally Blended Asset Series II)
World Opportunities Series               1.00%
     (formerly World Opportunities Fund)
Tax Managed Series                    1.00%
Pro-Blend Maximum Term Series               1.00%
     (formerly Maximum Horizon Series)
New York Tax Exempt Series               0.50%
Ohio Tax Exempt Series                    0.50%
Diversified Tax Exempt Series               0.50%
Pro-Blend Conservative Term Series               0.80%
     (formerly Defensive Series)
Equity Series                         1.00%
     (formerly All-Equity Series)
Overseas Series                         1.00%
     (formerly World Opportunities Series II)